Carolina Financial Corporation Reports Results for Second Quarter of 2018

NEWS RELEASE – For Release July 23, 2018, 4:00PM

For More Information, Contact:

William A. Gehman III, EVP and CFO, 843.723.7700

Charleston, S.C. July 23, 2018 - Carolina Financial Corporation (the ”Company”) (NASDAQ: CARO) today announced financial results for the second quarter of 2018.

Financial highlights at and for the three months ended June 30, 2018, include:

•	Net income for the second quarter 2018 increased 60.2% to $15.0 million, or $0.70 per diluted share, from $9.3 million, or $0.58 per diluted share for the second quarter of 2017. Included in net income are pretax merger-related expenses of $0.5 million and $0.3 million for the second quarter of 2018 and 2017, respectively.
•	Operating earnings for the second quarter of 2018, which exclude certain non-operating income and expenses, increased 70.9% to $15.6 million, or $0.73 or per diluted share, from $9.1 million, or $0.56 per diluted share, for the second quarter of 2017.
•	Operating earnings for Q2 2018 have been adjusted to eliminate the following significant items:
o	Pretax merger-related expenses of $506,000
o	The fair value gain on interest rate swaps of $451,000.
o	The loss on sale of securities of $746,000.
•	Performance ratios for Q2 2018 compared to Q2 2017:
o	Return on average assets was 1.65% compared to 1.72%.
o	Operating return on average assets was 1.72% compared to 1.69%.
o	Return on average tangible equity was 17.02% compared to 16.02%.
o	Operating return on average tangible equity was 17.74% compared to 15.65%.
•	Loans receivable, gross grew $107.7 million, or at an annualized rate of 9.3% since December 31, 2017.
•	Nonperforming assets to total assets were 0.28% at June 30, 2018 compared to 0.20% at December 31, 2017.
•	Total deposits increased $103.9 million since December 31, 2017. Core deposits increased $76.6 million since December 31, 2017.
•	On June 11, Carolina Financial Corporation completed the sale of 1.5 million shares of its common stock. The net proceeds of the offering to the Company, after estimated expenses, were approximately $63.1 million.

“We continue to see the impact of solid organic growth and prior acquisitions on earnings. Overall, results for the second quarter of 2018 continued to improve with an increase in net income to $15.0 million compared to the second quarter of 2017.” stated Jerry Rexroad, Chief Executive Officer.

Financial Results

Carolina Financial Corporation

■	The Company reported net income for the three months ended June 30, 2018 of $15.0 million, or $0.70 per diluted share, as compared to $9.3 million, or $0.58 per diluted share, for the three months ended June 30, 2017. Included in net income for the three months ended June 30, 2018 and 2017 were pretax merger-related expenses of $0.5 million and $0.3 million, respectively. The Company reported net income for the six months ended June 30, 2018 of $19.0 million or $0.90 per diluted share, as compared to $14.2 million, or $0.94 per diluted share, for the six months ended June 30, 2017. Included in net income for the six months ended June 30, 2018 and 2017 were pretax merger-related expenses of $15.2 million and $1.6 million, respectively.
■	Operating earnings for the second quarter of 2018, which excludes certain non-operating income and expenses, increased 70.9% to $15.6 million, or $0.73 per diluted share, from $9.1 million, or $0.56 per diluted share, for the second quarter of 2017. Operating earnings for the six months ended June 30, 2018, which excludes certain non-operating income and expenses, increased 106.4% to $30.8 million, or $1.45 per diluted share, from $14.9 million, or $0.99 per diluted share, for the same period of 2017.
■	The Company’s net interest margin-tax equivalent increased to 4.11% for the second quarter of 2018 compared to 4.03% for the second quarter of 2017.
■	The Company reported common book value per share of $24.60 and $22.76 as of June 30, 2018 and December 31, 2017, respectively. Tangible common book value per share was $18.11 and $15.71 as of June 30, 2018 and December 31, 2017, respectively.
■	At June 30, 2018, the Company’s regulatory capital ratios exceeded the minimum levels currently required. Stockholders’ equity totaled $551.8 million as of June 30, 2018 compared to $475.4 million at December 31, 2017. Tangible equity to tangible assets at June 30, 2018 was 11.5% compared to 9.7% at December 31, 2017.

Community Banking

■	Community banking segment net income increased 76.8% to $14.9 million for the three months ended June 30, 2018 compared to $8.4 million for the three months ended June 30, 2017. Included in net income for the three months ended June 30, 2018 and 2017 were pretax merger-related expenses of $0.5 million and $0.3 million, respectively. The community banking segment net income increased 46.0% to $18.9 million for the six months ended June 30, 2018 compared to $13.0 million for the six months ended June 30, 2017. Included in net income for the six months ended June 30, 2018 and 2017 were pretax merger-related expenses of $15.2 million and $1.6 million, respectively.
■	Community banking segment operating earnings increased 89.0% to $15.6 million for the three months ended June 30, 2018 compared to $8.2 million for the three months ended June 30, 2017. The community banking segment operating earnings increased 126.4% to $30.8 million for the six months ended June 30, 2018 compared to $13.6 million for the six months ended June 30, 2017.
■	Provision for loan loss during the three months ended June 30, 2018 was $534,000. There was no provision for loan loss during the three months ended June 30, 2017. Asset quality and historical loss experience continue to remain favorable. The provision for loan loss was primarily driven by the organic loan growth.
■	Non-performing assets were 0.28% and 0.20% of total assets at June 30, 2018 and December 31, 2017, respectively.
■	Loans receivable, gross increased to $2.4 billion at June 30, 2018 compared to $2.3 billion at December 31, 2017. Loans increased $107.7 million, or at an annualized rate of 9.3% over December 31, 2017.
■	Total deposits increased $103.9 million since December 31, 2017. As of June 30, 2018 and December 31, 2017, core deposits, defined as demand deposits, savings accounts and money market accounts, comprised approximately 67.2% and 66.9% respectively, of total deposits.

Wholesale Mortgage Banking

■	Net income for the wholesale mortgage banking segment was $598,000 for the three months ended June 30, 2018 compared to $1.2 million for the three months ended June 30, 2017. Net income was $1.2 million for the six months ended June 30, 2018 compared to $1.9 million for the six months ended June 30, 2017. The decrease in the three months ended June 30, 2018 was primarily due to a loss on sale of other real estate owned of approximately $92,000 and the cost to terminate an equipment lease in the amount of $206,000. Income taxes in 2017 were significantly lower due to tax benefits related to the vesting of employee stock-based compensation.
■	Net interest margin was 1.74% for the three months ended June 30, 2018 compared to 1.73% for the three months ended June 30, 2017. Originations for the three months ended June 30, 2018 and 2017 were $205.6 and $213.9 million, respectively. Net margin was 1.74% for the six months ended June 30, 2018 compared to 1.76% for the six months ended June 30, 2017. Originations for the six months ended June 30, 2018 and 2017 were $386.1 million and $394.7 million, respectively.

Conference Call

A conference call will be held at 10:00 a.m., Eastern Time on July 24, 2018. The conference call can be accessed by dialing (866) 464-9448 or (213) 660-0874 and requesting the Carolina Financial Corporation earnings call. The conference ID number is 1880558. Listeners should dial in 10 minutes prior to the start of the call.  The live webcast and presentation slides will be available on www.haveanicebank.com under Investor Relations, “Investor Presentations.”

A replay of the webcast will be available on www.haveanicebank.com under Investor Relations, “Investor Presentations” approximately three hours after the call and can be accessed by dialing (855) 859-2056 or (404) 537-3406 and requesting conference number 1880558.

About Carolina Financial Corporation

Carolina Financial Corporation (NASDAQ: CARO) is the holding company of CresCom Bank, which also owns and operates Atlanta-based Crescent Mortgage Company.  As of June 30, 2018, Carolina Financial Corporation had approximately $3.7 billion in total assets and Crescent Mortgage Company was approved to originate loans in 48 states partnering with community banks, credit unions and mortgage brokers.

Addendum to News Release – Use of Certain Non-GAAP Financial Measures and Forward-Looking Statements

This news release contains financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). Such statements should be read along with the accompanying tables, which provide a reconciliation of non-GAAP measures to GAAP measures. This news release and the accompanying tables discuss financial measures, including but not limited to, core deposits, tangible book value, operating earnings and net income related to segments of the Company, which are non-GAAP measures. We believe that such non-GAAP measures are useful because they enhance the ability of investors and management to evaluate and compare the Company’s operating results from period to period in a meaningful manner. Non-GAAP measures should not be considered as an alternative to any measure of performance as promulgated under GAAP. Investors should consider the Company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company's results or financial condition as reported under GAAP.

Please refer to the Non-GAAP reconciliation tables later in this release for additional information.

Forward-Looking Statements

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective.  Such forward-looking statements include but are not limited to statements with respect to our plans, objectives, expectations and intentions and other statements that are not historical facts, and other statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions.  Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate.  Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized.  The inclusion of this forward-looking information should not be construed as a representation by the Company or any person that the future events, plans, or expectations contemplated by the Company will be achieved.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the Company’s loan portfolio and allowance for loan losses; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (4) the risk that the preliminary financial information reported herein and our current preliminary analysis will be different when our review is finalized; (5) changes in the U.S. legal and regulatory framework including, but not limited to, the Dodd-Frank Act and regulations adopted thereunder; (6) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) could have a negative impact on the Company; (7) the business related to acquisitions may not be integrated successfully or such integration may take longer to accomplish than expected; (8) the expected cost savings and any revenue synergies from acquisitions may not be fully realized within expected timeframes; and (9) disruption from acquisitions may make it more difficult to maintain relationships with clients, associates, or suppliers.  Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov).  All subsequent written and oral forward-looking statements concerning the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

###

CAROLINA FINANCIAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2018	December 31, 2017
	(Unaudited)	(Audited)
	(Dollars in thousands)
ASSETS
Cash and due from banks	$27,327	25,254
Interest-bearing cash	54,751	55,998
Cash and cash equivalents	82,078	81,252
Securities available-for-sale	804,968	743,239
Federal Home Loan Bank stock, at cost	19,019	19,065
Other investments	3,429	3,446
Derivative assets	6,001	2,803
Loans held for sale	39,473	35,292
Loans receivable, gross	2,427,221	2,319,528
Allowance for loan losses	(12,987)	(11,478)
Loans receivable, net	2,414,234	2,308,050
Premises and equipment, net	62,530	61,407
Accrued interest receivable	12,664	11,992
Real estate acquired through foreclosure, net	1,726	3,106
Deferred tax assets, net	6,073	2,436
Mortgage servicing rights	23,626	21,003
Cash value life insurance	57,982	57,195
Core deposit intangible	18,003	19,601
Goodwill	127,592	127,592
Other assets	13,693	21,538
Total assets	$3,693,091	3,519,017

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Noninterest-bearing deposits	$577,568	525,615
Interest-bearing deposits	2,131,230	2,079,314
Total deposits	2,708,798	2,604,929
Short-term borrowed funds	354,500	340,500
Long-term debt	46,347	72,259
Derivative liabilities	129	156
Drafts outstanding	10,454	7,324
Advances from borrowers for insurance and taxes	4,558	3,005
Accrued interest payable	1,560	1,126
Reserve for mortgage repurchase losses	1,592	1,892
Dividends payable to stockholders	1,354	1,051
Accrued expenses and other liabilities	12,015	11,394
Total liabilities	3,141,307	3,043,636
Stockholders' equity:
Preferred stock	—	—
Common stock	226	210
Additional paid-in capital	412,300	348,037
Retained earnings	139,799	123,537
Accumulated other comprehensive (loss) income, net of tax	(541)	3,597
Total stockholders' equity	551,784	475,381
Total liabilities and stockholders' equity	$3,693,091	3,519,017

CAROLINA FINANCIAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2018	2017	2018	2017
	(In thousands, except share data)
Interest income
Loans	$32,753	18,280	64,416	33,247
Investment securities	6,359	3,661	12,066	6,214
Dividends from Federal Home Loan Bank stock	263	115	438	216
Other interest income	102	67	234	115
Total interest income	39,477	22,123	77,154	39,792
Interest expense
Deposits	4,248	2,098	7,891	3,790
Short-term borrowed funds	1,705	429	2,958	784
Long-term debt	619	498	1,269	850
Total interest expense	6,572	3,025	12,118	5,424
Net interest income	32,905	19,098	65,036	34,368
Provision for loan losses	559	—	559	—
Net interest income after provision for loan losses	32,346	19,098	64,477	34,368
Noninterest income
Mortgage banking income	4,215	4,289	8,017	7,897
Deposit service charges	1,988	998	4,012	1,856
Net (loss) gain on sale of securities	(746)	621	(1,443)	806
Fair value adjustments on interest rate swaps	451	(69)	1,255	(127)
Net increase in cash value life insurance	385	281	775	492
Mortgage loan servicing income	2,090	1,604	4,114	3,170
Other	2,644	1,081	4,346	1,941
Total noninterest income	11,027	8,805	21,076	16,035
Noninterest expense
Salaries and employee benefits	13,541	9,255	27,210	17,864
Occupancy and equipment	4,094	2,439	7,747	4,621
Marketing and public relations	322	416	698	797
FDIC insurance	265	75	520	175
Recovery of mortgage loan repurchase losses	(150)	(225)	(300)	(450)
Legal expense	157	151	233	216
Other real estate expense, net	105	26	11	45
Mortgage subservicing expense	568	505	1,132	991
Amortization of mortgage servicing rights	889	665	1,868	1,335
Merger-related expenses	506	279	15,216	1,599
Other	4,074	2,304	7,635	4,283
Total noninterest expense	24,371	15,890	61,970	31,476
Income before income taxes	19,002	12,013	23,583	18,927
Income tax expense	4,036	2,673	4,561	4,684
Net income	$14,966	9,340	19,022	14,243
Earnings per common share:
Basic	$0.70	0.58	0.91	0.95
Diluted	$0.70	0.58	0.90	0.94
Dividends Per Common Share	$0.06	0.04	0.11	0.08
Weighted average common shares outstanding:
Basic	21,243,094	16,029,332	20,961,182	14,980,349
Diluted	21,495,014	16,180,171	21,216,872	15,144,796

CAROLINA FINANCIAL CORPORATION

(Unaudited)

(Dollars in thousands)

	At or for the Three Months Ended
Selected Financial Data:	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017

Selected Average Balances:
Total assets	$3,627,401	3,522,407	3,048,214	2,230,586	2,166,803
Investment securities and FHLB stock	809,625	770,161	647,276	521,569	510,706
Loans receivable, net	2,401,075	2,322,203	2,003,429	1,463,771	1,412,940
Loans held for sale	23,137	21,645	25,001	27,282	22,412
Deposits	2,677,401	2,616,640	2,352,303	1,710,263	1,633,285
Stockholders' equity	497,694	477,830	380,529	286,524	277,708

Performance Ratios (annualized):
Return on average stockholders' equity	12.03%	3.40%	6.65%	11.16%	13.45%
Return on average tangible equity (Non-GAAP)	17.02%	4.90%	8.78%	13.24%	16.02%
Return on average assets	1.65%	0.46%	0.83%	1.43%	1.72%
Operating return on average stockholders' equity (Non-GAAP)	12.54%	12.51%	11.69%	11.02%	13.15%
Operating return on average tangible equity (Non-GAAP)	17.74%	18.06%	15.44%	13.08%	15.65%
Operating return on average assets (Non-GAAP)	1.72%	1.70%	1.46%	1.42%	1.69%
Average earning assets to average total assets	89.82%	89.28%	89.25%	91.09%	90.68%
Average loans receivable to average deposits	89.68%	88.75%	85.17%	85.59%	86.51%
Average stockholders' equity to average assets	13.72%	13.57%	12.48%	12.85%	12.82%
Net interest margin-tax equivalent (1)	4.11%	4.20%	4.19%	3.94%	4.03%
Net charge-offs (recovery) to average loans receivable	0.04%	(0.21)%	0.02%	0.02%	(0.01)%
Nonperforming assets to period end loans receivable	0.42%	0.45%	0.30%	0.44%	0.48%
Nonperforming assets to total assets	0.28%	0.30%	0.20%	0.29%	0.31%
Nonperforming loans to total loans	0.35%	0.36%	0.17%	0.33%	0.38%
Allowance for loan losses as a percentage of gross loans receivable (end of period) (2)	0.54%	0.53%	0.49%	0.72%	0.75%
Allowance for loan losses as a percentage of gross nonacquired loans receivable (Non-GAAP)	0.80%	0.85%	0.84%	0.87%	0.93%
Allowance for loan losses as a percentage of nonperforming loans (2)	153.84%	146.93%	291.81%	216.53%	196.85%

Nonperforming Assets:
Nonacquired loans 90 days or more past due and still accruing	$19	—	—	—	—
Nonacquired nonaccrual loans	8,423	8,649	3,934	4,924	5,461
Total nonperforming loans	8,442	8,649	3,934	4,924	5,461
Real estate acquired through foreclosure, net	1,726	1,963	3,106	1,640	1,417
Total nonperforming assets	$10,168	10,612	7,040	6,564	6,878

(1) Net interest margin-tax equivalent reflects tax-exempt income on a tax-equivalent basis.

(2) Acquired loans represent 33.5%, 36.8%, 41.1%, 17.3%, and 19.4% of gross loans receivable at June 30, 2018, March 31, 2018, December 31, 2017, September 30, 2017, and June 30, 2017, respectively.

Carolina Financial Corporation
Segment Information
(Unaudited)
(Dollars in thousands)

	For the Three Months		For the Six Months		Increase (Decrease)
	June 30,		Ended June 30,		Three	Six
	2018	2017	2018	2017	Months	Months
Segment net income:
Community banking	$14,928	8,443	18,912	12,951	6,485	5,961
Wholesale mortgage banking	598	1,238	1,160	1,884	(640)	(724)
Other	(568)	(346)	(1,065)	(591)	(222)	(474)
Eliminations	8	5	15	(1)	3	16
Total net income	$14,966	9,340	19,022	14,243	5,626	4,779

	For the Three Months Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Segment net income:
Community banking	$14,928	3,984	6,050	7,837	8,443
Wholesale mortgage banking	598	562	118	449	1,238
Other	(568)	(497)	124	(320)	(346)
Eliminations	8	7	36	27	5
Total net income	$14,966	4,056	6,328	7,993	9,340

	For the Three Months Ended June 30, 2018
	Community	Mortgage
	Banking	Banking	Other	Eliminations	Total
Interest income	$39,060	458	14	(55)	39,477
Interest expense	6,066	77	506	(77)	6,572
Net interest income (expense)	32,994	381	(492)	22	32,905
Provision for loan losses	534	25	—	—	559
Noninterest income from external customers	5,570	5,434	23	—	11,027
Intersegment noninterest income	242	9	—	(251)	—
Noninterest expense	19,348	4,748	275		24,371
Intersegment noninterest expense	—	240	2	(242)	—
Income (loss) before income taxes	18,924	811	(746)	13	19,002
Income tax expense (benefit)	3,996	213	(178)	5	4,036
Net income (loss)	$14,928	598	(568)	8	14,966

	For the Three Months Ended June 30, 2017
	Community	Mortgage
	Banking	Banking	Other	Eliminations	Total
Interest income	$21,691	427	8	(3)	22,123
Interest expense	2,747	42	278	(42)	3,025
Net interest income (expense)	18,944	385	(270)	39	19,098
Provision for loan losses	—	—	—	—	—
Noninterest income from external customers	3,494	5,311	—	—	8,805
Intersegment noninterest income	242	31	—	(273)	—
Noninterest expense	11,448	4,164	278	—	15,890
Intersegment noninterest expense	—	240	2	(242)	—
Income (loss) before income taxes	11,232	1,323	(550)	8	12,013
Income tax expense (benefit)	2,789	85	(204)	3	2,673
Net income (loss)	$8,443	1,238	(346)	5	9,340

Carolina Financial Corporation
Segment Information, Continued
(Unaudited)
(Dollars in thousands)

	For the Six Months Ended June 30, 2018
	Community	Mortgage
	Banking	Banking	Other	Eliminations	Total
Interest income	$76,317	889	27	(79)	77,154
Interest expense	11,150	130	968	(130)	12,118
Net interest income (expense)	65,167	759	(941)	51	65,036
Provision for loan losses	534	25	—	—	559
Noninterest income from external customers	10,630	10,358	88	—	21,076
Intersegment noninterest income	483	26	—	(509)	—
Noninterest expense	52,278	9,137	554	1	61,970
Intersegment noninterest expense	—	480	3	(483)	—
Income (loss) before income taxes	23,468	1,501	(1,410)	24	23,583
Income tax expense (benefit)	4,556	341	(345)	9	4,561
Net income (loss)	$18,912	1,160	(1,065)	15	19,022

	For the Six Months Ended June 30, 2017
	Community	Mortgage
	Banking	Banking	Other	Eliminations	Total
Interest income	$38,949	822	13	8	39,792
Interest expense	4,965	54	459	(54)	5,424
Net interest income (expense)	33,984	768	(446)	62	34,368
Provision for loan losses	—	—	—	—	—
Noninterest income from external customers	5,912	10,123	—	—	16,035
Intersegment noninterest income	483	64	—	(547)	—
Noninterest expense	22,772	8,216	488	—	31,476
Intersegment noninterest expense	—	480	3	(483)	—
Income (loss) before income taxes	17,607	2,259	(937)	(2)	18,927
Income tax expense (benefit)	4,656	375	(346)	(1)	4,684
Net income (loss)	$12,951	1,884	(591)	(1)	14,243

	For the Three Months Ended June 30,
	Loan Originations		Mortgage Banking Income		Margin
	2018	2017	2018	2017	2018	2017
Additional segment information:
Community banking	$32,796	24,416	648	582	1.98%	2.38%
Wholesale mortgage banking	205,569	213,853	3,567	3,707	1.74%	1.73%
Total	$238,365	238,269	4,215	4,289	1.77%	1.80%

	For the Six Months Ended June 30,
	Loan Originations		Mortgage Banking Income		Margin
	2018	2017	2018	2017	2018	2017
Additional segment information:
Community banking	$64,223	39,169	1,302	941	2.03%	2.40%
Wholesale mortgage banking	386,063	394,683	6,715	6,956	1.74%	1.76%
Total	$450,286	433,852	8,017	7,897	1.78%	1.82%

Carolina Financial Corporation
Reconciliation of Non-GAAP Financial Measures - Consolidated
(Unaudited)
(In thousands, except share data)

	At the Month Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017
Core deposits:
Noninterest-bearing demand accounts	$577,568	547,744	525,615	333,267	330,641
Interest-bearing demand accounts	584,719	558,942	551,308	309,241	298,123
Savings accounts	198,571	212,249	213,142	69,552	70,336
Money market accounts	458,558	463,676	452,734	377,754	380,108
Total core deposits (Non-GAAP)	1,819,416	1,782,611	1,742,799	1,089,814	1,079,208
Certificates of deposit:
Less than $250,000	788,693	791,789	755,887	567,483	539,177
$250,000 or more	100,689	102,569	106,243	50,357	45,344
Total certificates of deposit	889,382	894,358	862,130	617,840	584,521
Total deposits	$2,708,798	2,676,969	2,604,929	1,707,654	1,663,729

	At the Month Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017
Tangible book value per share:
Total stockholders' equity	$551,784	475,046	475,381	290,224	281,818
Less intangible assets	(145,595)	(146,387)	(147,193)	(44,953)	(45,123)
Tangible common equity (Non-GAAP)	$406,189	328,659	328,188	245,271	236,695
Issued and outstanding shares	22,570,182	21,057,539	21,022,202	16,159,309	16,156,943
Less nonvested restricted stock awards	(137,345)	(136,395)	(134,302)	(99,639)	(101,489)
Period end dilutive shares	22,432,837	20,921,144	20,887,900	16,059,670	16,055,454
Total stockholders' equity	$551,784	475,046	475,381	290,224	281,818
Divided by period end dilutive shares	22,432,837	20,921,144	20,887,900	16,059,670	16,055,454
Common book value per share	$24.60	22.71	22.76	18.07	17.55
Tangible common equity (Non-GAAP)	$406,189	328,659	328,188	245,271	236,695
Divided by period end dilutive shares	22,432,837	20,921,144	20,887,900	16,059,670	16,055,454
Tangible common book value per share (Non-GAAP)	$18.11	15.71	15.71	15.27	14.74

	At the Month Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017
Acquired and non-acquired loans:
Acquired loans receivable	$813,688	877,012	952,220	257,461	278,275
Non-acquired loans receivable	1,613,533	1,503,006	1,367,308	1,227,000	1,157,145
Total loans receivable	$2,427,221	2,380,018	2,319,528	1,484,461	1,435,420
% Acquired	33.52%	36.85%	41.05%	17.34%	19.39%
Non-acquired loans	$1,613,533	1,503,006	1,367,308	1,227,000	1,157,145
Allowance for loan losses	12,987	12,708	11,478	10,662	10,750
Allowance for loan losses to non-acquired loans (Non-GAAP)	0.80%	0.85%	0.84%	0.87%	0.93%
Total loans receivable	$2,427,221	2,380,018	2,319,528	1,484,461	1,435,420
Allowance for loan losses	12,987	12,708	11,478	10,662	10,750
Allowance for loan losses to total loans receivable	0.54%	0.53%	0.49%	0.72%	0.75%

Carolina Financial Corporation
Reconciliation of Non-GAAP Financial Measures - Consolidated
(Unaudited)
(In thousands, except share data)

	For the Three Months Ended					For the Six Months Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	June 30, 2018	June 30, 2017
As Reported:
Income before income taxes	$19,002	4,581	10,630	11,968	12,013	23,583	18,927
Tax expense	4,036	525	4,302	3,975	2,673	4,561	4,684
Net Income	$14,966	4,056	6,328	7,993	9,340	19,022	14,243

Average equity	$497,694	477,830	380,529	286,524	277,708	487,532	243,890
Average tangible equity (Non-GAAP)	$351,703	331,047	288,156	241,489	233,256	360,148	214,727
Average assets	$3,627,401	3,522,407	3,048,214	2,230,586	2,166,803	3,575,708	1,967,563

Return on average assets	1.65%	0.46%	0.83%	1.43%	1.72%	1.06%	1.45%
Return on average equity	12.03%	3.40%	6.65%	11.16%	13.45%	7.80%	11.68%
Return on average tangible equity (Non-GAAP)	17.02%	4.90%	8.78%	13.24%	16.02%	10.56%	13.27%
Tangible equity to tangible assets	11.45%	9.65%	9.73%	11.09%	11.03%	11.45%	11.03%

Weighted average common shares outstanding:
Basic	21,243,094	20,908,225	19,207,307	16,029,332	16,029,332	20,961,182	14,980,349
Diluted	21,495,014	21,119,316	19,443,353	16,187,869	16,180,171	21,216,872	15,144,796
Earnings per common share:
Basic	$0.70	0.19	0.33	0.50	0.58	0.91	0.95
Diluted	$0.70	0.19	0.33	0.49	0.58	0.90	0.94

Operating Earnings and Performance Ratios:
Income before income taxes	$19,002	4,581	10,630	11,968	12,013	23,583	18,927
(Gain)/Loss on sale of securities	746	697	242	(368)	(621)	1,443	(806)
Fair Value Adjustments on interest rate swaps	(451)	(803)	(419)	(90)	69	(1,255)	127
Merger related expenses	506	14,710	6,391	311	279	15,216	1,599
Operating earnings before income taxes	19,803	19,185	16,844	11,821	11,740	38,987	19,847
Tax expense (1)	4,205	4,242	5,721	3,926	2,612	8,168	4,912
Operating earnings (Non-GAAP)	$15,598	14,943	11,123	7,895	9,128	30,819	14,935

Average equity	$497,694	477,830	380,529	286,524	277,708	487,532	243,890
Less average intangible assets	(145,991)	(146,783)	(92,373)	(45,035)	(44,452)	(127,384)	(29,163)
Average tangible common equity (Non-GAAP)	$351,703	331,047	288,156	241,489	233,256	360,148	214,727

Average assets	$3,627,401	3,522,407	3,048,214	2,230,586	2,166,803	3,575,708	1,967,563
Less average intangible assets	(145,991)	(146,783)	(92,373)	(45,035)	(44,452)	(146,384)	(29,163)
Average tangible assets (Non-GAAP)	$3,481,410	3,375,624	2,955,841	2,185,551	2,122,351	3,429,324	1,938,400

Operating return on average assets (Non-GAAP)	1.72%	1.70%	1.46%	1.42%	1.69%	1.72%	1.52%
Operating return on average equity (Non-GAAP)	12.54%	12.51%	11.69%	11.02%	13.15%	12.64%	12.25%
Operating return on average tangible assets (Non-GAAP)	1.79%	1.77%	1.51%	1.44%	1.72%	1.80%	1.54%
Operating return on average tangible equity (Non-GAAP)	17.74%	18.06%	15.44%	13.08%	15.65%	17.11%	13.91%

Weighted average common shares outstanding:
Basic	21,243,094	20,908,225	19,207,307	16,029,332	16,029,332	20,961,182	14,980,349
Diluted	21,495,014	21,119,316	19,443,353	16,187,869	16,180,171	21,216,872	15,144,796
Operating earnings per common share:
Basic (Non-GAAP)	$0.73	0.71	0.58	0.49	0.57	1.47	1.00
Diluted (Non-GAAP)	$0.73	0.71	0.57	0.49	0.56	1.45	0.99

(1) Tax expense is determined using the effective tax rate adjusted to eliminate the impact of the non-operating items.

Carolina Financial Corporation
Reconciliation of Non-GAAP Financial Measures - Community Banking Segment
(Unaudited)
(In thousands, except share data)

	For the Three Months Ended					For the Six Months Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	June 30, 2018	June 30, 2017
Segment net income:
Community banking	$14,928	3,984	6,052	7,837	8,443	18,912	12,951
Wholesale mortgage banking	598	562	117	449	1,238	1,160	1,884
Other	(568)	(497)	124	(320)	(346)	(1,065)	(591)
Eliminations	8	7	35	27	5	15	(1)
Total net income	$14,966	4,056	6,328	7,993	9,340	19,022	14,243

Community banking segment operating earnings:
Income before income taxes	$18,924	4,545	10,447	11,714	11,232	23,468	17,607
Tax expense (1)	3,996	561	4,397	3,877	2,789	4,556	4,656
Bank segment net income	$14,928	3,984	6,050	7,837	8,443	18,912	12,951

Weighted average common shares outstanding:
Basic	21,243,094	20,908,225	19,207,307	16,029,332	16,029,332	20,961,182	14,980,349
Diluted	21,495,014	21,119,316	19,443,353	16,187,869	16,180,171	21,216,872	15,144,796

Bank segment earnings per common share:
Basic	$0.70	0.19	0.31	0.49	0.53	0.90	0.86
Diluted	$0.69	0.19	0.31	0.48	0.52	0.89	0.86

Bank segment income before taxes	$18,924	4,545	10,447	11,714	11,232	23,468	17,607
(Gain) loss on sale of securities	746	692	242	(368)	(621)	1,438	(806)
Fair value adjustments on interest rate swaps	(451)	(755)	(419)	(90)	69	(1,207)	127
Merger related expenses	506	14,710	6,391	311	279	15,216	1,590
Operating earnings before income taxes	19,725	19,192	16,661	11,567	10,959	38,915	18,518
Tax expense (1)	4,152	4,288	5,778	3,828	2,721	8,159	4,934
Operating bank segment earnings (Non-GAAP)	$15,573	14,904	10,883	7,739	8,238	30,756	13,584

Operating bank segment earnings per common share:
Basic (Non-GAAP)	$0.73	0.71	0.57	0.48	0.51	1.47	0.91
Diluted (Non-GAAP)	$0.72	0.71	0.56	0.48	0.51	1.45	0.90

(1) Tax expense is determined using the effective tax rate adjusted to eliminate the impact of the non-operating items.